Exhibit 3.4

FORM OF

CERTIFICATE OF DESIGNATIONS OF

SERIES C MANDATORY CONVERTIBLE PREFERRED STOCK

PAR VALUE $0.01 PER SHARE

OF

NISOURCE INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), NiSource Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That, the Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of Delaware (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), authorizes the issuance of six hundred twenty million (620,000,000) shares of capital stock of the Corporation, of which six hundred million (600,000,000) shall be common stock, par value one cent ($0.01) per share (the “Common Stock”), and twenty million (20,000,000) shall be Preferred Stock, par value one cent ($0.01) per share (“Preferred Stock”);

That, subject to the provisions of the Certificate of Incorporation, the board of directors of the Corporation (the “Board of Directors”) is authorized to issue from time to time the Preferred Stock in one or more series and to fix by the resolution or resolutions the number of shares to be included in such series, the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of such series to the full extent permitted by the Certificate of Incorporation and the DGCL;

That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors by resolution adopted on March 16, 2021: (i) authorized and established a new series of mandatory convertible preferred stock, par value $0.01 per share, designated as the Series C Mandatory Convertible Preferred Stock having a per share liquidation preference of $1,000 and ranking on parity with the Corporation’s Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock and (ii) designated a Pricing Committee (the “Pricing Committee”) of the Board of Directors and conferred upon the Pricing Committee the power and authority of the Board of Directors to approve the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the Series C Mandatory Convertible Preferred Stock; and

That, the Pricing Committee, on April 13, 2021, pursuant to the authority conferred upon the Pricing Committee by the Board of Directors, adopted the following resolutions:

RESOLVED, that, pursuant to the authority vested in the Pricing Committee of the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation and the provisions of Section 141(c) and 151 of the DGCL, the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of Series C Mandatory Convertible Preferred Stock, shall be as set forth in this certificate of designations (the “Certificate of Designations”) as follows:

(1). Number and Designation. The shares of such series of Preferred Stock shall be designated as “Series C Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). The number of authorized shares constituting the Mandatory Convertible Preferred Stock shall be 862,500. That number from time to time may be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Mandatory Convertible Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Corporation shall not have the authority to issue fractional shares of Mandatory Convertible Preferred Stock.

(2). Ranking. The Mandatory Convertible Preferred Stock will rank, with respect to dividend rights or distribution rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, as applicable, as follows:

(a) senior to (i) the Common Stock and (ii) any other class or series of capital stock of the Corporation established after the first original issue date of shares of the Mandatory Convertible Preferred Stock, the terms of which do not expressly provide that such class or series ranks on parity with the Mandatory Convertible Preferred Stock or senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution, as the case may be (collectively, including the Common Stock, “Junior Stock”);

(b) on parity with (i) the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock of the Corporation and (ii) any other class or series of capital stock of the Corporation established after the first original issue date of shares of the Mandatory Convertible Preferred Stock the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution, as the case may be (collectively, “Parity Stock”); and

(c) junior to any other class or series of capital stock of the Corporation established after the first original issue date of shares of the Mandatory Convertible Preferred Stock the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution, as the case may be (collectively, “Senior Stock”).

(3). Certain Definitions. As used in this Certificate of Designations, the following terms shall have the meanings given to them in this Section 3. Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Certificate of Incorporation, unless the context otherwise requires.

“ADRs” shall have the meaning assigned to it in Section 12(a) hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning assigned to it in Section 17(b) hereof.

“Applicable Ownership Interest in Mandatory Convertible Preferred Stock” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Applicable Remarketing Period” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Board of Directors” has the meaning assigned to it in the preamble hereof, and shall include any duly authorized committee thereof.

“Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights, warrants or options to acquire an equity interest in such Person.

“cash” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Certificate of Designations” shall have the meaning assigned to it in the preamble hereof.

“Certificate of Incorporation” shall have the meaning assigned to it in the preamble hereof.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” per share of Common Stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Common Stock” means common stock of the Corporation, par value $0.01 per share, subject to Section 12 hereof.

“Compounded Dividends” shall have the meaning assigned to it in Section 4(i) hereof.

“Constituent Person” means, in respect of any Reorganization Event, a Person with which the Corporation is consolidated or into which the Corporation is merged or which merged into the Corporation or to which the relevant sale or transfer was made, as the case may be, in connection with such Reorganization Event.

“Contract Adjustment Payments” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Conversion Agent” shall have the meaning assigned to it in Section 19(a) hereof.

“Conversion Date” means the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.

“Corporate Unit” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Corporation” shall have the meaning assigned to it in the preamble hereof, and shall include any successor to such Corporation.

“Daily VWAP” means, in respect of the Common Stock, for each relevant Trading Day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NI <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation).

“Depositary” means DTC or its nominee or any successor depositary designated by the Corporation.

“Depositary Participant” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“DGCL” shall have the meaning assigned to it in the preamble hereof.

“Dividend Blocker Provisions” shall have the meaning assigned to it in Section 4(h) hereof.

“Dividend Disbursing Agent” shall have the meaning assigned to it in Section 15 hereof.

“Dividend Increase Remarketing” shall have the meaning assigned to it in Section 4(b) hereof.

“Dividend Payment Date” shall have the meaning assigned to it in Section 4(c) hereof.

“Dividend Period” means the period beginning on, and including, a Dividend Payment Date (or if no dividends have been paid on the Mandatory Convertible Preferred Stock, the Remarketing Settlement Date for a Dividend Increase Remarketing) to, but excluding, the next immediately succeeding Dividend Payment Date.

“Dividend Rate” (x) prior to a Dividend Increase Remarketing, if any, means 0% and (y) following a Dividend Increase Remarketing, if any, shall have the meaning assigned to it in Section 4(b) hereof.

“DTC” means The Depository Trust Company, New York, New York.

“Early Conversion” shall have the meaning assigned to it in Section 9(c)(i) hereof.

“Early Conversion Additional Conversion Amount” shall have the meaning assigned to it in Section 9(c)(ii)(A) hereof.

“Early Conversion Average Price” means the arithmetic average of the Daily VWAPs per share of Common Stock over the Early Conversion Settlement Period.

“Early Conversion Date” shall have the meaning assigned to it in Section 9(e)(ii) hereof.

“Early Conversion Settlement Period” means the 40 consecutive Trading Day period commencing on, and including, the 41st Scheduled Trading Day immediately preceding the Early Conversion Date.

“Effective Date” means, in respect of any Fundamental Change, the date on which such Fundamental Change occurs or becomes effective.

“Ex-Dividend Date” when used with respect to any issuance or distribution on the Common Stock or any other security, means the first date on which the Common Stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or market on which the Common Stock or such other security, as applicable, is listed or traded at that time, without the right to receive the issuance or distribution in question, from the issuer of such security or, if applicable, from the seller of the Common Stock or such security, as the case may be, on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” shall have the meaning assigned to it in Section 12(a) hereof.

“Exchange Property Unit” means, in respect of any Reorganization Event, the kind and amount of Exchange Property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the date on which Holders become holders of record of the underlying shares of Common Stock) per share of Common Stock by a holder of Common Stock that is not a Constituent Person, or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by the Constituent Person and/or the Affiliates of the Constituent Person, on the one hand, and non-Affiliates of a Constituent Person, on the other hand.

“Expiration Date” shall have the meaning assigned to it in Section 10(a)(v) hereof.

“Five-Day Average Price” means the arithmetic average of the Daily VWAPs per share of Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the applicable Dividend Payment Date or other date in respect of which dividends are being paid.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” means $8.58, which amount represents approximately 35% of the Initial Price, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in Section 10.

“Fundamental Change” means the occurrence after the Units are originally issued of any of the following:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the voting power of Common Stock;

(b) (A) the Corporation is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Corporation, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of Common Stock), in each case, in which 90% or more of the outstanding shares of Common Stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the Corporation’s consolidated assets to any Person other than one of the Corporation’s Subsidiaries;

(c) the Common Stock ceases to be listed on at least one of the New York Stock Exchange, the Nasdaq Global Select Market and the Nasdaq Global Market (or any of their respective successors); or

(d) the Corporation’s shareholders approve the Corporation’s liquidation, dissolution or termination.

“Fundamental Change Company Notice” shall have the meaning assigned to it in Section 9(d)(iii) hereof.

“Fundamental Change Conversion” shall have the meaning assigned to it in Section 9(d)(i) hereof.

“Fundamental Change Conversion Date” shall have the meaning assigned to it in Section 9(e)(iii) hereof.

“Fundamental Change Conversion Deadline” shall have the meaning assigned to it in Section 9(d)(ii) hereof.

“Fundamental Change Conversion Period” means, in respect of any Fundamental Change, the period from the Effective Date of such Fundamental Change to, and including, the related Fundamental Change Conversion Deadline.

“Fundamental Change Conversion Rate” shall have the meaning assigned to it in Section 9(d)(i) hereof.

“Fundamental Change Conversion Right” shall have the meaning assigned to it in Section 9(d)(i) hereof.

“Fundamental Change Early Settlement Date” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Fundamental Change Settlement Date” means the date on which all conversions in exercise of the Fundamental Change Conversion Right shall be settled, which shall be the second Business Day immediately following the Fundamental Change Conversion Deadline.

“Fundamental Change Settlement Price” shall have the meaning assigned to it in Section 9(d)(i) hereof.

“Global Preferred Share” shall have the meaning assigned to it in Section 17(a) hereof.

“Holder” means each Person in whose name shares of Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Increased Minimum Conversion Rate” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Increased Rates” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Independent Shares” means any (i) Separate Shares of Mandatory Convertible Preferred Stock and (ii) any shares of Mandatory Convertible Preferred Stock held on or after the occurrence of a Successful Remarketing.

“Initial Dividend Threshold” shall have the meaning assigned to it in Section 10(a)(iv) hereof.

“Initial Price” means $1,000 divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $24.5100.

“Junior Stock” shall have the meaning assigned to in Section 2(a) hereof.

“Liquidation Dividend Amount” shall have the meaning assigned to it in Section 6(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 6(a) hereof.

“Mandatory Averaging Period” means the 40 consecutive Trading Day period commencing on, and including, the 41st Scheduled Trading Day immediately preceding March 1, 2024.

“Mandatory Conversion” shall have the meaning assigned to it in Section 7(a) hereof.

“Mandatory Conversion Additional Conversion Amount” shall have the meaning assigned to it in Section 7(c)(i) hereof.

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Mandatory Averaging Period.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

“Mandatory Settlement Value” means the arithmetic average of the Daily VWAPs per share of Common Stock over the Mandatory Averaging Period.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii) hereof.

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i) hereof.

“Nonpayment Event” shall have the meaning assigned to it in Section 14(d) hereof.

“Officer” means the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Corporate Secretary or any Assistant Corporate Secretary of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Optional Remarketing” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Outstanding” means, when used with respect to Mandatory Convertible Preferred Stock, as of any date of determination, all Mandatory Convertible Preferred Stock theretofore authenticated and delivered under this Certificate of Designations, except:

(i) shares of Mandatory Convertible Preferred Stock automatically delivered to the Corporation in satisfaction of the relevant holder’s obligations under the Corporate Units, pursuant to the Purchase Contract and Pledge Agreement; and

(ii) shares of Mandatory Convertible Preferred Stock as to which any consideration deliverable upon conversion thereof has been delivered pursuant to this Certificate of Designations (or, following a Remarketing Failure, that have been automatically transferred to the Corporation and retired pursuant to Section 7(a) hereof);

provided that, in determining whether the Holders have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Mandatory Convertible Preferred Stock owned by the Corporation or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Mandatory Convertible Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded.

“Parity Stock” shall have the meaning assigned to in Section 2(b) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 19(a) hereof.

“Permitted Distributions” means any of the following:

(i) purchases, redemptions or other acquisitions of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants of the Corporation or any of its Subsidiaries;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock existing prior to the commencement of the first Dividend Period for which dividends on the Mandatory Convertible Preferred Stock are unpaid, including under a contractually binding stock repurchase plan;

(iii) the purchase of, or the payment of cash in lieu of, fractional interests in Junior Stock (x) in connection with a bona fide acquisition of a business or (y) pursuant to the conversion or exchange provisions of such Junior Stock or securities convertible into or exchangeable for such Junior Stock;

(iv) any declaration of a dividend on the Capital Stock of the Corporation in connection with the implementation of a shareholders rights plan designed to protect the Corporation against unsolicited offers to acquire its Capital Stock, or the issuance of Capital Stock of the Corporation under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

(v) dividends or distributions payable solely in Junior Stock, or warrants, options or rights to acquire such Junior Stock (other than any indebtedness, Senior Stock or Parity Stock), in each case, convertible into, exercisable for or exchangeable for Junior Stock; or

(vi) conversions of any Junior Stock into, or exchanges of any Junior Stock for, a class or series of other Junior Stock.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Preferred Stock” shall have the meaning assigned to it in the preamble hereto.

“Preferred Stock Directors” shall have the meaning assigned to it in Section 14(d) hereof.

“Prospectus Supplement” means the preliminary prospectus supplement, dated April 12, 2021, relating to the Units.

“Purchase Contract” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement between the Corporation and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary, dated as of April 19, 2021.

“Record Date” means, with respect to the dividends payable on any Dividend Payment Date, the fifteenth day of the month immediately preceding the month in which the relevant Dividend Payment Date falls (whether or not a Business Day).

“Record Holders” shall have the meaning assigned to it in Section 4(c) hereof.

“Registrar” shall have the meaning assigned to it in Section 15 hereof.

“Registration Statement” means, in respect of any dividends on the Mandatory Convertible Preferred Stock payable in shares of Common Stock (in whole or in part), a registration statement under the Securities Act prepared by the Corporation covering, inter alia, the issuance of or resales of shares of Common Stock payable in respect of dividends on the Mandatory Convertible Preferred Stock pursuant to Section 4 and Section 5 hereof, in each case, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Remarketing” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means any Remarketing Agent(s) appointed by the Corporation, pursuant to the Remarketing Agreement.

“Remarketing Agreement” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Remarketing Date” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Remarketing Failure” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Remarketing Settlement Date” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Reorganization Event” shall have the meaning assigned to it in Section 12(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Senior Stock” shall have the meaning assigned to in Section 2(c) hereof.

“Separate Shares of Mandatory Convertible Preferred Stock” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Spin-Off” means a distribution to all or substantially all holders of the Common Stock, Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation, in each case, that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Stock Price” means, in respect of any Fundamental Change, (a) in the case of a Fundamental Change described in clause (b) of the definition thereof where the holders of the Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of the Common Stock; and (b) in all other cases, the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately prior to but not including the Effective Date.

“Subsidiary” means a corporation, partnership, limited liability company or other entity more than 50% of the outstanding voting equity of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more Subsidiaries. For the purposes of this definition, “voting equity” means stock or other ownership interests having ordinary voting power for the election of directors or other managers of a corporation, partnership, limited liability company or other entity, whether at all times or only so long as no senior class of stock or other ownership interests has such voting power by reason of any contingency.

“Successful Remarketing” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Termination Event” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Threshold Appreciation Price” means $1,000 divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $28.7993.

“Trading Day” means (a) a day (i) on which the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which the Common Stock is listed or admitted for trading, is scheduled to open for business and (ii) on which there has not occurred or does not exist a Market Disruption Event, or (b) if the Common Stock is not so listed or admitted for trading, a “Trading Day” means a Business Day.

“Transfer Agent” shall have the meaning assigned to it in Section 15 hereof.

“Unit” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Unsuccessful Final Remarketing” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Unsuccessful Optional Remarketing” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Unsuccessful Remarketing” shall have the meaning assigned to it in the Purchase Contract and Pledge Agreement.

“Valuation Period” shall have the meaning assigned to it in Section 10(a)(iii)(B) hereof.

“Voting Preferred Stock” shall have the meaning assigned to it in Section 14(d) hereof.

(4). Dividends.

(a) The Mandatory Convertible Preferred Stock shall initially not bear any dividends.

(b) In connection with a Successful Remarketing of the Mandatory Convertible Preferred Stock, dividends may become payable on the Mandatory Convertible Preferred Stock at a rate (the “Dividend Rate”) in accordance with Section 11 hereof. From and after the Remarketing Settlement Date for such Successful Remarketing in connection with which dividends become payable on the Mandatory Convertible Preferred Stock (a “Dividend Increase Remarketing”), Holders of Mandatory Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, cumulative dividends on each share of Mandatory Convertible Preferred Stock at the Dividend Rate on the Liquidation Preference per share of the Mandatory Convertible Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election, subject to the limitations described below.

(c) If a Dividend Increase Remarketing occurs, dividends shall accumulate from the Remarketing Settlement Date or if dividends shall have been paid on the Mandatory Convertible Preferred Stock thereafter, dividends will accumulate from the most recent Dividend Payment Date on which dividends were actually paid, and shall be payable on March 1, 2024 (or, at the Corporation’s election in consultation with the Remarketing Agent(s) in connection with a Successful Optional Remarketing, on each of December 1, 2023 and March 1, 2024) (each, a “Dividend Payment Date”) to the holders of record of shares of the Mandatory Convertible Preferred Stock as they appear on the Corporation’s stock register at the close of business on the applicable Record Date (“Record Holders”).

(d) The amount of dividends payable for any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months (and for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month). Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. Dividends, if any, on each share of Mandatory Convertible Preferred Stock shall cease to accumulate upon conversion or automatic transfer of such share of Mandatory Convertible Preferred Stock.

(e) If a Dividend Payment Date falls on a date that is not a Business Day, such Dividend Payment Date shall be postponed to the next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, the Dividend Payment Date shall be brought forward to the immediately preceding Business Day.

(f) After a Dividend Increase Remarketing, dividends on the Mandatory Convertible Preferred Stock shall accumulate whether or not (1) the Corporation has earnings; (2) there are funds legally available for the payment of those dividends; or (3) those dividends are authorized or declared. Any dividend payment made on the Mandatory Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares of Mandatory Convertible Preferred Stock which remain payable.

(g) So long as any shares of Mandatory Convertible Preferred Stock remain Outstanding, unless full cumulative dividends, if any, on the Mandatory Convertible Preferred Stock for all past Dividend Periods (including Compounded Dividends thereon), if any, have been or contemporaneously are declared and paid or declared and a sum or number of shares of Common Stock sufficient for the payment thereof is set apart for payment, the Corporation shall not (i) declare and pay or declare and set aside for payment of dividends and shall not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any Junior Stock or Parity Stock with respect to dividends, for any period; (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any Junior Stock or Parity Stock with respect to dividends or liquidation; or (iii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the Purchase Contracts or make any payments (including any Contract Adjustment Payments) under the Purchase Contracts or any payment under any similar agreement providing for the issuance by the Corporation of Capital Stock on a forward basis; provided that, notwithstanding any provisions of this Section 4(g) to the contrary, the Corporation may make any Permitted Distribution. When the Corporation does not pay dividends, if any, in full (or does not set apart a sum sufficient to pay dividends in full) on the Mandatory Convertible Preferred Stock and any Parity Stock with respect to dividends, the Corporation shall declare any dividends upon the Mandatory Convertible Preferred Stock and any Parity Stock with respect to dividends pro rata, so that the amount of dividends declared per share of Mandatory Convertible Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the Mandatory Convertible Preferred Stock and such Parity Stock (which will not include any accumulation in respect of unpaid dividends on such Parity Stock for prior dividend periods if such Parity Stock does not have a cumulative dividend) bear to each other.

(h) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, in accordance with Section 4(g), purchase or otherwise acquire such shares at such time and in such manner (such provisions described in this Section 4(h) and in Section 4(g) above, the “Dividend Blocker Provisions”).

(i) Any accumulated and unpaid dividends shall accumulate additional dividends (“Compounded Dividends”) at the Dividend Rate until paid, compounded quarterly, to, but excluding, the Dividend Payment Date.

(j) Holders are not entitled to any dividends on Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of the full cumulative dividends (including Compounded Dividends) described herein.

(k) No dividend shall be paid unless and until the Board of Directors declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

(5). Method of Payment of Dividends

(a) Subject to the limitations described in this Section 5, the Corporation may pay any dividend (or any portion of any dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current Dividend Period or any prior Dividend Period) and any Compounded Dividends, determined in the sole discretion of the Board of Directors: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and shares of Common Stock.

(b) Each dividend shall be paid in cash, except to the extent the Corporation timely elects to make all or any portion of such dividend in shares of Common Stock. The Corporation shall give notice to Holders of any such election with respect to any particular dividend payment, and the portions of such dividend payment that will be made in cash and the portion of such payment that will be made in Common Stock no later than eight (8) Scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(c) Any shares of Common Stock issued in payment or partial payment of a dividend shall be valued at the applicable Five-Day Average Price, multiplied by 97%.

(d) No fractional shares of Common Stock shall be issued by the Corporation to Holders in payment or partial payment of a dividend. Instead, in lieu of issuing fractional shares of Common Stock, a cash payment shall be made by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on (x) the Five-Day Average Price and (y) the aggregate number of shares of Mandatory Convertible Preferred Stock held by such Holder (or if such Holder’s shares of Mandatory Convertible Preferred Stock are in the form of Global Preferred Shares, based on the applicable procedures of the Depositary for determining such number of shares).

(e) To the extent that the Corporation, in its reasonable judgment, determines that a Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, if any, the Corporation shall, to the extent such a Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable under Rule 144 under the Securities Act by non-Affiliates of the Corporation without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

(f) Any dividends paid in shares of Common Stock shall be subject to the listing standards of the New York Stock Exchange, if applicable.

(6). Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock with respect to rights upon liquidation, each Holder shall be entitled to receive

$1,000 per share of Mandatory Convertible Preferred Stock (the “Liquidation Preference”) plus an amount equal to all accumulated and unpaid dividends on such share (whether or not authorized or declared), if any, up to but excluding the date of payment (the “Liquidation Dividend Amount”), but subject to the prior payment in full of all the Corporation’s liabilities and the payment of Senior Stock with respect to rights upon liquidation. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, are insufficient to pay in full the preferential amounts aforesaid on the Mandatory Convertible Preferred Stock and any other Parity Stock with respect to rights upon liquidation, then such assets, or the proceeds thereof, shall be distributed among the Holders of the Mandatory Convertible Preferred Stock and any such other Parity Stock ratably in proportion to the respective amounts that would be payable on such shares of Mandatory Convertible Preferred Stock and any such other Parity Stock as if all amounts payable thereon were paid in full.

(b) The Corporation shall instruct the Depositary to notify its participants, or if the Depositary or its nominee is not the sole registered owner of the then outstanding Mandatory Convertible Preferred Stock, send a written notice by first class mail to each holder of record of the Mandatory Convertible Preferred Stock at such holder’s registered address, of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Neither the consolidation or merger with or into any other Person, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or assets shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(d) Subject to the rights of the holders of any Parity Stock with respect to rights upon liquidation, after payment has been made in full to the Holders of the Mandatory Convertible Preferred Stock, as provided in this Section 6, holders of Junior Stock with respect to rights upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed. After the payment to any Holders of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation.

(7). Mandatory Conversion on the Mandatory Conversion Date; Automatic Transfer Upon Remarketing Failure.

(a) Unless a Remarketing Failure has previously occurred, each outstanding share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted in accordance with Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into the number of shares of Common Stock equal to the Mandatory Conversion Rate. If a Remarketing Failure has previously occurred, then, effective as of December 1, 2023, in lieu of the Mandatory Conversion provided in the previous sentence and with respect to any shares of Mandatory Convertible Preferred Stock that remain outstanding following December 1, 2023, no Mandatory Conversion shall occur for such shares, no shares of Common Stock will be delivered upon such Mandatory Conversion to any Holder and each share of Mandatory Convertible Preferred Stock shall on the Mandatory Conversion Date be automatically, without any action on the part of the Corporation or any Holder, be transferred to the Corporation for no consideration, and shall thereupon be retired and canceled and shall cease to be outstanding for all purposes.

(b) Unless a Remarketing Failure has occurred, the “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Mandatory Settlement Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 34.7231 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Mandatory Settlement Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to $1,000 divided by the Mandatory Settlement Value, rounded to the nearest ten-thousandth of a share of Common Stock; or

(iii) if the Mandatory Settlement Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 40.7997 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates are each subject to adjustment in accordance with the provisions of Section 10.

(c) Following a Dividend Increase Remarketing, if the Corporation declares a dividend for the Dividend Period ending on, but excluding, March 1, 2024, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Record Date, in accordance with Section 4 hereof. Following a Dividend Increase Remarketing, if on or prior to March 1, 2024 the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through March 1, 2024, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to:

(i) the amount of such accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”), divided by

(ii) the greater of (x) the Floor Price and (y) 97% of the applicable Five-Day Average Price (calculated using March 1, 2024 as the applicable Dividend Payment Date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the applicable Five-Day Average Price, the Corporation shall, if it is able to do so under applicable Delaware law, declare and pay such excess amount in cash (computed to the nearest cent) pro rata to the Holders. To the extent that the Corporation is not able to pay such excess amount in cash under applicable Delaware law, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount.

(8). No Redemption of the Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock shall not be redeemable. However, at the Corporation’s option, the Corporation may purchase or otherwise acquire (including in an exchange transaction) Independent Shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, the Holders.

(9). Conversion.

(a)	Right to Convert.

(i) Shares of Mandatory Convertible Preferred Stock corresponding to Applicable Ownership Interests in Mandatory Convertible Preferred Stock that are components of Corporate Units cannot be converted. Only Independent Shares can be converted. Subject to and upon compliance with the provisions of this Section 9, (x) each holder of an Independent Share shall have the right, at such holder’s option, to convert such share subject to satisfaction of the condition described in clause (ii) below, at any time prior to the close of business on the Business Day immediately preceding December 1, 2023 under the circumstances and during the periods set forth in clause (ii) below, and (y) at any time on or after December 1, 2023 but prior to March 1, 2024, each holder of an Independent Share shall have the right, at such holder’s option, to convert such share regardless of the conditions described in clause (ii) below (subject to, and in accordance with, clause (c) or clause (d) below, as applicable).

(ii) If a transaction or event that constitutes a Fundamental Change occurs prior to December 1, 2023 unless a Remarketing Failure has occurred, all or any integral number of a holder’s Independent Shares may be surrendered for conversion at any time from or after the Effective Date of such transaction until the related Fundamental Change Conversion Deadline (subject to, and in accordance with, Section 9(d) below).

(b)	Reserved.

(c)	Early Conversion at the Option of the Holder.

(i) Other than during a Fundamental Change Conversion Period, on or after December 1, 2023 and unless there has been a Remarketing Failure, subject to satisfaction of the conversion procedures set forth in Section 9(e), Holders shall have the right to convert their Independent Shares, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to March 1, 2024 (an “Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustments in accordance with Section 9(c)(ii).

(ii) If, as of any Early Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date (if any), the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of Common Stock equal to:

(A) the amount of such accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by

(B) the greater of (x) the Floor Price and (y) the Early Conversion Average Price.

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash or deliver shares of Common Stock in respect of such shortfall.

Except as set forth in the first sentence of this Section 7(c)(ii), upon any Early Conversion of any shares of Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of the Mandatory Convertible Preferred Stock as of such Record Date (subject to, and in accordance with, Section 4 above).

(d)	Fundamental Change Conversion.

(i) If a Fundamental Change occurs on or prior to March 1, 2024, unless a Remarketing Failure has occurred, subject to satisfaction of the conversion procedures set forth in Section 9(e), a Holder shall have the right to convert Independent Shares, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), in connection with the Fundamental Change (the right of conversion, “Fundamental Change Conversion Right” and any such conversion, a “Fundamental Change Conversion”) at the conversion rate as set forth in this Section 9(d)(i) (the “Fundamental Change Conversion Rate”). If the Stock Price is less than the Threshold Appreciation Price, any such conversion in connection with the Fundamental Change shall be at a Fundamental Change Conversion Rate that shall be equal to (x) the $1,000 Liquidation Preference plus all accumulated and unpaid dividends, if any, to, but excluding the Fundamental Change Settlement Date (unless the Fundamental Change Conversion Date occurs after the Record Date for the payment of declared dividends and prior to the related Dividend Payment Date, in which case the Fundamental Change Conversion Rate calculation for such share shall not include any accumulated and unpaid dividends that will be paid to Record Holders on such Record Date) divided by (y) the average of the Closing Sale Prices of Common Stock for the five consecutive Trading Days ending on the second Business Day prior to the Fundamental Change Settlement Date (or, in the case of a Fundamental Change described in clause (b) of the definition of Fundamental Change where the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock) (the amount described in clause (y), the “Fundamental Change Settlement Price”). Notwithstanding the foregoing, in no event shall the Fundamental Change Conversion Rate exceed the $1,000 Liquidation Preference divided by 50% of the then-current Initial Price (which shall initially equal 81.5994 shares of Common Stock per share of Mandatory Convertible Preferred Stock and be subject to adjustment as set forth under Section 10). If the Stock Price is greater than or equal to the Threshold Appreciation Price, then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate as of the Fundamental Change Conversion Deadline, plus an additional number of shares of Common Stock equal to (i) all accumulated and unpaid dividends, if any, to, but excluding the Fundamental Change Settlement Date (unless the Fundamental Change Conversion Date occurs after the Record Date for the payment of declared dividends and prior to the related Dividend Payment Date, in which case the Fundamental Change Conversion Rate calculation for such share shall not include any accumulated and unpaid dividends that will be paid to Record Holders on such Record Date) divided by (ii) the Fundamental Change Settlement Price.

(ii) A conversion of the Mandatory Convertible Preferred Stock shall be deemed for these purposes to be “in connection with” such Fundamental Change (regardless of the Stock Price) if the Conversion Date occurs from, and including, the Effective Date of such Fundamental Change to, and including, the date the Corporation specified in the Fundamental Change Company Notice as the last day on which a Holder may exercise the Fundamental Change Conversion Right with respect to that Fundamental Change (the “Fundamental Change Conversion Deadline”). The Fundamental Change Conversion Deadline shall be a date no less than 20 Business Days nor more than 35 Business Days after the Effective Date of the relevant Fundamental Change (but in no event later than March 1, 2024); provided that if any Purchase Contracts are outstanding at the time the Corporation gives the Fundamental Change Company Notice, such date shall not be less than 10 Business Days following the Fundamental Change Early Settlement Date the Corporation specifies for the Purchase Contracts pursuant to the Purchase Contract and Pledge Agreement.

(iii) The Corporation shall send a notice to Holders of the Mandatory Convertible Preferred Stock of a Fundamental Change within five Business Days after the Effective Date of such Fundamental Change (the “Fundamental Change Company Notice”). Such Fundamental Change Company Notice shall state:

(A) the events constituting the Fundamental Change;

(B) the Effective Date of the Fundamental Change;

(C) the Fundamental Change Conversion Deadline;

(D) the name and address of the Paying Agent and the Conversion Agent;

(E) the Fundamental Change Conversion Rate, or if the Stock Price is less than the Threshold Appreciation Price, the formula for determination of the Fundamental Change Conversion Rate;

(F) the procedures that the Holder must follow to exercise the Fundamental Change Conversion Right; and

(G) the Fundamental Change Settlement Date.

(iv) To exercise the Fundamental Change Conversion Right, a holder of the Mandatory Convertible Preferred Stock must convert its Independent Shares in accordance with Section 9(e) during the applicable Fundamental Change Conversion Period.

(v) If the holders of the Common Stock receive only cash in a Reorganization Event, then notwithstanding the foregoing, for all conversions in connection with a Fundamental Change that occur after the effective date of such transaction, the consideration due upon conversion of each such share of Mandatory Convertible Preferred Stock shall be solely cash in an amount equal to the Fundamental Change Conversion Rate multiplied by the Fundamental Change Settlement Price for such transaction.

(vi) The Corporation shall, to the extent applicable, comply with the listing standards of the New York Stock Exchange in connection with the issuance of Common Stock upon any exercise of the Fundamental Change Conversion Right.

(vii) Nothing in this Section 9(d) shall prevent an adjustment to the Fixed Conversion Rates pursuant to Section 10 in respect of a Fundamental Change or any increase to the Minimum Conversion Rate pursuant to Section 11 in connection with a Successful Remarketing.

(e) Conversion Procedures.

(i) Pursuant to Section 7, on the Mandatory Conversion Date, unless a Remarketing Failure has previously occurred, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock.

If more than one share of the Mandatory Convertible Preferred Stock held by the same Holder is automatically converted on the Mandatory Conversion Date, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so converted. A Holder of shares of the Mandatory Convertible Preferred Stock that are mandatorily converted shall not be required to pay any transfer taxes or duties relating to the issuance or delivery of the Common Stock, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the name of such Holder.

A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 10, prior to the close of business on the Mandatory Conversion Date, the Common Stock issuable upon conversion of Mandatory Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose and Holders shall have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding Mandatory Convertible Preferred Stock.

(ii) To effect an Early Conversion pursuant to Section 9(c), a Holder must:

(A) complete and sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion Agent; and

(C) if required, furnish appropriate endorsements and transfer documents.

Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 9(c) of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares appointed by the Corporation).

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”).

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.

A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the second Business Day immediately succeeding the Early Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 10, prior to the close of business on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares by making a notation on Schedule I attached to the Global Preferred Share or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(iii) To effect a Fundamental Change Conversion pursuant to Section 9(d), a Holder must:

(A) complete and sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion Agent; and

(C) if required, furnish appropriate endorsements and transfer documents.

Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9(d) of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares appointed by the Corporation). In either case, if required, such Holder must pay all taxes or duties that may be payable relating to any transfer involved in the issuance or delivery of Common Stock upon conversion in a name other than such Holder.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”).

Subject to any applicable rules and procedures of the Depositary, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.

A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if shares of Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the second Business Day immediately succeeding the Fundamental Change Conversion Date, (ii) the Fundamental Change Settlement Date and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Fundamental Change Conversion Deadline. Except as set forth in Section 10, prior to the close of business on such applicable Fundamental Change Conversion Deadline, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by Global Preferred Shares by making a notation on Schedule I attached to the Global Preferred Share or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(iv) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(v) Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 9(c) or 9(d) hereof, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred Stock on such Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 4.

(vi) Upon the occurrence of a Termination Event prior to December 1, 2023, the consequences of a Remarketing Failure as set forth herein shall cease to apply and the Mandatory Convertible Preferred Stock shall be eligible for conversion as set forth in Sections 7, 9(c) and 9(d) as if there had previously been a Successful Remarketing.

(f) Reserved.

(g) Fractional Shares.

(i) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

(ii) In lieu of any fractional shares of Common Stock otherwise issuable in respect of the shares of Mandatory Convertible Preferred Stock of any Holder that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 9(c) or Section 9(d), the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the average of the Closing Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the second Business Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Deadline, as applicable.

(h) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Corporation shall:

(i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Mandatory Convertible Preferred Stock such number of authorized but unissued shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Mandatory Convertible Preferred Stock based on the initial Maximum Conversion Rate and as if at the time of computation all such outstanding shares were held by a single Holder;

(ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock or in respect of dividends thereon, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Mandatory Convertible Preferred Stock hereunder or in respect of dividends thereon);

(iii) ensure that all shares of Common Stock, in each case, delivered upon conversion of the Mandatory Convertible Preferred Stock, if any, and in respect of dividends thereon, if any, will, in each case, upon delivery, be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights; and

(iv) if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, and if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion (including, without limitation, for the avoidance of doubt, with respect to the Mandatory Conversion Additional Conversion Amount or Early Conversion Additional Conversion Amount) of, or issuable in respect of the payment of dividends on, the Mandatory Convertible Preferred Stock.

(10). Conversion Rate Adjustments.

(a) Each Fixed Conversion Rate shall be adjusted as set forth in this Section 10, except that the Corporation shall not make any adjustments to the Fixed Conversion Rates if Holders of the Mandatory Preferred Stock participate (other than in the case of a share split or share combination or a tender or exchange offer described in Section 10(a)(v)), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions set forth in Sections 10(a)(i)-(v) without having to convert their shares of Mandatory Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such Holder.

(i) If the Corporation issues Common Stock as a dividend or distribution on shares of Common Stock to all or substantially all holders of the Common Stock, or if the Corporation effects a share split or share combination, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =

such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this Section 10(a)(i) shall become effective as of the close of business on the record date for such dividend or other distribution or as of the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 10(a)(i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, on the date the Board of Directors determines not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Corporation distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase Common Stock, in any case at an exercise price per share of Common Stock less than the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the announcement of such distribution, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the announcement of the distribution of such rights, options or warrants.

If any right, option or warrant described in this Section 10(a)(ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of Common Stock are delivered or issued pursuant to such rights, options or warrants), then each Fixed Conversion Rate shall be readjusted, as of the date of such expiration, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered.

For purposes of this Section 10(a)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. Any increase made under this Section 10(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(iii) (A) If the Corporation distributes shares of capital stock, evidences of indebtedness or other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities to all or substantially all holders of Common Stock (excluding (x) any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section 10(a)(i) or Section 10(a)(ii) above, (y) any dividend or distribution paid exclusively in cash, and (z) any Spin-Off to which the provisions in clause (B) below apply), then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value (as determined in good faith by the Board of Directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of Common Stock.

An adjustment to the Fixed Settlement Rates made pursuant to the immediately preceding paragraph shall become effective as of the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock and without having to convert its shares of Mandatory Convertible Preferred Stock, the amount of such distributed shares of capital stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the record date for such dividend or distribution.

(B) However, if there has been a Spin-Off, then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR1 =	such Fixed Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0 =

the average of the Closing Sale Prices of capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on, and including, the Ex-Dividend Date for such dividend or distribution (the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The increase to each Fixed Conversion Rate under this clause (B) will be calculated by the Corporation as of the close of business on the last Trading Day of the Valuation Period but shall be given retroactive effect as of immediately after the open of business on the Ex-Dividend Date of the Spin-Off. Because the Corporation shall make the adjustment to each Fixed Conversion Rate with retroactive effect, the Corporation shall delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period until the second Business Day after the last Trading Day of such Valuation Period.

If any dividend or distribution described in this Section 10(a)(iii) is declared but is not so paid or made, each Fixed Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If any cash dividend or distribution is made to all or substantially all holders of Common Stock other than a regular, quarterly cash dividend that does not exceed $0.22 per share (the “Initial Dividend Threshold”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0 – T
SP0 – C

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T =	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C =	the amount in cash per share the Corporation distributes to all or substantially all holders of Common Stock.

Any increase made under this Section 10(a)(iv) shall become effective as of the close of business on the record date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock and without having to convert its shares of Mandatory Convertible Preferred Stock, the amount of distributed cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Maximum Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates under this Section 10(a)(iv).

If any dividend or distribution described in this Section 10(a)(iv) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the Trading Day immediately following the Expiration Date;

AC =

the fair market value (as determined in good faith by the Board Of Directors, whose good faith determination shall be conclusive), at the close of business on the Trading Day immediately following the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 =	the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date.

The adjustments to the Fixed Conversion Rates under the preceding this Section 10(a)(v) shall occur at the close of business on the Trading Day immediately following the Expiration Date.

(vi) If:

(A) the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the Mandatory Averaging Period and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 40-Trading Day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution, and in such a case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon mandatory conversion of Mandatory Convertible Preferred Stock.

(vii) If the Corporation has a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into Common Stock, each Holder shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 10(a)(iii)(A) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii) The Corporation may (but is not required to), to the extent permitted by law and the rules of The New York Stock Exchange or any other securities exchange on which the shares of Common Stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) increase each Fixed Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. However, in either case, the Corporation may only make such discretionary adjustments if it makes the same proportionate adjustment to each Fixed Conversion Rate.

(ix) The Corporation shall not adjust the Fixed Conversion Rates:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock was first issued;

(D) for a change in the par or no par value of the Common Stock; or

(E) for accumulated dividends, if any, on the Mandatory Convertible Preferred Stock, except as described in Section 7 and Section 9.

(x) Adjustments to each Fixed Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of a share. Except as otherwise provided above, the Corporation shall be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Settlement Price, the Stock Price in connection with a Fundamental Change, the Daily VWAPs, the Five-Day Average Prices and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock.

(xi) For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $1,000 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $1,000 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

(xii) Whenever any provision of this Certificate of Designations requires the Corporation to calculate the Closing Sale Price or Daily VWAP per share of Common Stock over a span of multiple days, the Board of Directors shall make appropriate adjustments in good faith (including, without limitation, to the Mandatory Settlement Value, the Early Conversion Average Price, the Fundamental Change Settlement Price and the Five-Day Average Price, as the case may be) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, Ex-Dividend Date, effective date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(b) Whenever the Fixed Conversion Rates are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates;

(ii) within 10 Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, a written notice to the Holders of Mandatory Convertible Preferred Stock of the occurrence of such event; and

(iii) within 10 Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, to the Holders of Mandatory Convertible Preferred Stock, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates.

(c) As used in this Section 10, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board Of Directors, statute, contract or otherwise), and “effective date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(11). Remarketing.

(a) Remarketing. Holders of Separate Shares of Mandatory Convertible Preferred Stock shall have the rights in respect of any Remarketing as set forth in the Purchase Contract and Pledge Agreement.

(b) Increased Rates May Apply

(i) In connection with each Remarketing, the Board of Directors shall determine any Increased Rate after consultation with the Remarketing Agent.

(ii) In the event of a Successful Remarketing, (A) dividends may become payable on the Mandatory Convertible Preferred Stock and/or (B) if the Closing Sale Price of the Common Stock on the pricing date for a Successful Remarketing is less than or equal to the Initial Price, the Minimum Conversion Rate shall be increased to the Increased Minimum Conversion Rate, in each case, on the Remarketing Settlement Date, as determined by the Board of Directors after consultation with the Remarketing Agent(s), and the Corporation shall (i) notify each of the Transfer Agent and the Conversion Agent by an Officer’s certificate delivered to the Transfer Agent and the Conversion Agent and (ii) request the Depositary to notify its Depositary Participants holding shares of Mandatory Convertible Preferred Stock of the Increased Rate(s) established for the Mandatory Convertible Preferred Stock during the Remarketing on the Business Day following the date of the Successful Remarketing. Notwithstanding the foregoing, in no event shall the Increased Minimum Conversion Rate exceed the Maximum Conversion Rate. Neither the Dividend Rate nor the Minimum Conversion Rate can be decreased, nor the Maximum Conversion Rate changed, in connection with a Remarketing. Any modified terms of the Mandatory Convertible Preferred Stock in connection with a Remarketing shall apply to every share of Mandatory Convertible Preferred Stock, whether or not remarketed.

(iii) In the event of an Unsuccessful Final Remarketing, an Unsuccessful Optional Remarketing, or if no Applicable Ownership Interests in Mandatory Convertible Preferred Stock are included in Corporate Units and none of the holders of the Separate Shares of Mandatory Convertible Preferred Stock elect to have their shares of Mandatory Convertible Preferred Stock remarketed in any Remarketing, no Increased Rates shall apply. In the event of a Remarketing Failure, then, effective as of December 1, 2023, with respect to any shares of Mandatory Convertible Preferred Stock that remain outstanding following December 1, 2023, no Mandatory Conversion shall occur and each share of Mandatory Convertible Preferred Stock shall on the Mandatory Conversion Date be automatically, without any action on the part of the Corporation or any Holder, be transferred to the Corporation for no consideration and without any payment of cash or shares of Common Stock thereon, and shall thereupon be retired and canceled and shall cease to be outstanding for all purposes.

(iv) If there is an Unsuccessful Remarketing, the Corporation shall cause a notice of the Unsuccessful Remarketing to be published before the open of business on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

(v) The Corporation shall, and the Corporation shall cause the Remarketing Agent(s) pursuant to the terms of the Remarketing Agreement to, use its reasonable best efforts to remarket the Mandatory Convertible Preferred Stock, along with any Separate Shares of Mandatory Convertible Preferred Stock, the holders of which have elected to participate in the applicable Remarketing, during each Applicable Remarketing Period. For the avoidance of doubt, and without limiting the generality of the foregoing, the Corporation and its Board of Directors shall accept the terms of a Successful Remarketing if the Closing Sale Price of the Common Stock at the time of any scheduled, proposed or purported Remarketing Date is above the Threshold Appreciation Price.

(12). Effect of Recapitalizations, Reclassifications and Changes of Common Stock.

(a) Each of the following events constitutes a “Reorganization Event”:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Corporation;

(iii) any sale, lease or other transfer to another Person of the consolidated assets of the Corporation and its Subsidiaries substantially as an entirety; or

(iv) any statutory exchange of the Common Stock;

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“Exchange Property”). In the event of any Reorganization Event, each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into Exchange Property Units, and, at the effective time of such Reorganization Event, the Corporation shall amend this Certificate of Designations without the consent of the Holders to provide for such change in the convertibility of the Mandatory Convertible Preferred Stock. In the event holders of Common Stock (other than any Constituent Person or Affiliate thereof) have the opportunity to elect the form of consideration to be received in any Reorganization Event, the Exchange Property Unit shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock.

(b) The number of Exchange Property Units the Corporation shall deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event shall be determined as if references in Section 4, Section 7 and/or Section 9 to shares of Common Stock, as the case may be, were to Exchange Property Units. For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of an Exchange Property Unit shall be determined in good faith by the Board of Directors (which determination shall be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Mandatory Averaging Period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination shall be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

(c) For the purpose of calculating any Fundamental Change Settlement Price, the value of an Exchange Property Unit shall be determined in good faith by the Board of Directors (which determination shall be final), except that if an Exchange Property Unit includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the five consecutive Trading Day period used for calculating the Fundamental Change Settlement Price of the closing prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination shall be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

(d) The provisions of this Section 12 shall apply to successive Reorganization Events, and the provisions under Section 10 above shall apply to any shares of common equity or ADRs of the Corporation or any successor received by the holders of shares of Common Stock in any such Reorganization Event. The Corporation (or any successor to it) shall, as soon as reasonably practicable (but in any event within five calendar days) after the occurrence of any Reorganization Event provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property Units. Failure to deliver such notice shall not affect the operation of the provisions described in this Section 12.

(e) In connection with any Reorganization Event, the Corporation shall also adjust the Initial Dividend Threshold based on the number of shares of common stock comprising the Exchange Property Units and (if applicable) the value of any non-stock consideration comprising the Exchange Property Units. If the Exchange Property Units are composed solely of non-stock consideration, the Initial Dividend Threshold shall be zero.

(13). Reserved.

(14). Voting Rights.

(a) The holders of Outstanding shares of the Mandatory Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 14, as otherwise provided in the Certificate of Incorporation or as otherwise provided by applicable law. In respect of any matter on which the holders of Outstanding shares of Mandatory Convertible Preferred Stock are entitled to vote pursuant to this Section 14, each holder of Outstanding shares of Mandatory Convertible Preferred Stock shall have one vote for each such share of Mandatory Convertible Preferred Stock held; provided that on any matter on which the holders of outstanding shares of the Mandatory Convertible Preferred Stock are entitled to vote as a class with any Parity Stock, each share of Mandatory Convertible Preferred Stock and each share of Parity Stock participating in such vote shall be entitled to a number of votes in proportion to the liquidation preference then-applicable to such shares.

(b) So long as any shares of Mandatory Convertible Preferred Stock are outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of the Outstanding shares of the Mandatory Convertible Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for such purpose, or by written consent in lieu of such a meeting, shall be required for the following events:

(i) to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, or reclassify any Capital Stock of the Corporation into any such shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Senior Stock;

(ii) to alter, repeal or amend any provisions of the Certificate of Incorporation (by amendment, merger or otherwise) so as to materially and adversely affect any right, preference, privilege or voting power of the Mandatory Convertible Preferred Stock; or

(iii) to consummate a reorganization or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless either (A) the shares of Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (B) in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Mandatory Convertible Preferred Stock are converted into or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided that neither (i) any amendment of this Certificate of Designation in accordance with the terms of Section 12(a), nor (ii) the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of Preferred Stock (including the Mandatory Convertible Preferred Stock) constituting Junior Stock or Parity Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Corporation’s liquidation, dissolution and winding-up, shall be deemed to materially or adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and shall not require the affirmative vote or consent of the Holders of the Mandatory Convertible Preferred Stock.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of Parity Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the one or more series of Parity Stock adversely affected and entitled to vote, rather than all series of Parity Stock, shall vote, and any such vote shall be as a single class.

(c) To the fullest extent permitted by law, without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

(i) to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in this Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in in this Certificate of Designations;

(ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock, including, but not limited to, the filing with the Secretary of State a certificate of designations to reflect the amended terms (if any) of the Mandatory Convertible Preferred Stock in connection with a Successful Remarketing or a Remarketing Failure;

(iii) to waive any of the Corporation’s rights with respect thereto; or

(iv) to make any other change to the terms of the Mandatory Convertible Preferred Stock;

provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock effected in order to (1) conform the terms thereof to the description contained in the Prospectus Supplement (as supplemented and/or amended by the related term sheet) or (2) implement changes in connection with a Successful Remarketing as set forth in Section 11, as the case may be, shall be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, or limitations and restrictions thereof.

Except as set forth above, the Holders of Mandatory Convertible Preferred Stock shall not be entitled to vote with respect to (A) any increase in the number of the authorized shares of Common Stock or Preferred Stock, (B) any increase in the number of authorized shares of Mandatory Convertible Preferred Stock, (C) the creation, issuance or increase in the number of authorized shares of any Junior Stock or Parity Stock, or (D) any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of Mandatory Convertible Preferred Stock. No holder of Common Stock or any other class or series of Capital Stock of the Corporation shall be entitled to vote with respect to any changes to the terms of the Mandatory Convertible Preferred Stock or the adoption of any certificate of designations with respect thereto in connection with a Successful Remarketing as set forth in Section 11.

(d) After a Dividend Increase Remarketing, if and whenever dividends on any shares of Mandatory Convertible Preferred Stock shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the Holders of Mandatory Convertible Preferred Stock, voting as a class together with the holders of any outstanding Parity Stock with like voting rights that are exercisable at the time and entitled to vote thereon (“Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that (i) the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors and (ii) such director shall not be prohibited or disqualified from serving as a director on the Board of Directors by any applicable law, and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors.

In the event that the Holders of the Mandatory Convertible Preferred Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 25% of the Mandatory Convertible Preferred Stock or Voting Preferred Stock (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite Holders of the Mandatory Convertible Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in person or by first class mail, postage prepaid, or in such other manner as may be required by applicable law.

When all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, then the right of the Holders of Mandatory Convertible Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 14(d)), and the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the Holders of the Mandatory Convertible Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(15). Transfer Agent, Dividend Disbursing Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”), dividend disbursing agent (the “Dividend Disbursing Agent”) and Registrar (the “Registrar”) for the Mandatory Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

(16). Currency. All shares of Mandatory Convertible Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

(17). Form.

(a) Shares of the Mandatory Convertible Preferred Stock shall be issued in fully registered, certificated form and may be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock registered in the name of the Depositary or its nominee (each, a “Global Preferred Share”), which shall be substantially in the form set forth in Exhibit A. Mandatory Convertible Preferred Stock represented by the Global Preferred Shares will be exchangeable for other certificates evidencing shares of Mandatory Convertible Preferred Stock only (x) if the Depositary (A) has notified the Corporation that it is unwilling or unable to continue as depository for the Global Preferred Shares or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Corporation within 90 days after such notice or cessation, (y) if the Corporation determines at any time that the shares of Mandatory Convertible Preferred Stock shall no longer be represented by Global Preferred Shares, in which case it shall inform the Depositary of such determination, or (z) following the request of a beneficial owner of Mandatory Convertible Preferred Stock seeking to exercise or enforce its rights with respect to its shares of Mandatory Convertible Preferred Stock. In any such case, such new certificates evidencing shares of Mandatory Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar. Except as provided above, owners of beneficial interest in a Global Preferred Share will not be entitled to receive certificates evidencing shares of Mandatory Convertible Preferred Stock. Unless and until such Global Preferred Share is exchanged for other certificates evidencing shares of Mandatory Convertible Preferred Stock, Global Preferred Shares may be transferred, in whole but not in part, and any payments on the Mandatory Convertible Preferred Stock shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

(b) To the extent permitted by applicable procedures of the Depositary, certificates evidencing shares of the Mandatory Convertible Preferred Stock may be issued to represent fractional shares with a liquidation preference of $100 and integral multiples of $100 in excess thereof.

The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned by the Transfer Agent and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by the Global Preferred Shares, or any one Global Preferred Share, may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. At such time as all interests in a Global Preferred Share have been converted, canceled, repurchased or transferred, such Global Preferred Share shall be, upon receipt thereof, canceled by the Corporation in accordance with standing procedures and existing instructions between the Depositary and the Corporation.

This Section 17 shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 17, countersign and deliver one or more Global Preferred Shares in accordance with the terms hereof that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the registered holder of the Mandatory Convertible Preferred Stock or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.

An Officer shall sign the certificates evidencing the Mandatory Convertible Preferred Stock for the Corporation, in accordance with the Corporation’s Amended and Restated Bylaws and applicable law, by manual, electronic or facsimile signature. If an Officer whose signature is on a share certificate no longer holds that office at the time the Transfer Agent authenticates the certificate, such certificate shall be valid nevertheless. A certificate evidencing shares of Mandatory Convertible Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually or electronically countersigns such certificate. The signature shall be conclusive evidence that such certificate has been authenticated under this Certificate of Designations. Each share certificate shall be dated the date of its authentication.

(18). Reissuance and Retirement. Shares of Mandatory Convertible Preferred Stock that have been converted in accordance herewith, automatically transferred to the Corporation in accordance herewith following a Remarketing Failure or automatically delivered to the Corporation following an Unsuccessful Final Remarketing pursuant to the Purchase Contract and Pledge Agreement, in each case, shall be cancelled and retired and shall not be reissued as shares of Mandatory Convertible Preferred Stock hereunder, but the number of shares so cancelled and retired shall revert to the status of authorized but unissued shares of Preferred Stock of the Corporation.

(19). Paying Agent and Conversion Agent.

(a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Mandatory Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Mandatory Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. Initially, Computershare Trust Company, N.A. is appointed by the Corporation as the Paying Agent and the Conversion Agent. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar and the Holders of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

(b) Payments due on the Mandatory Convertible Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Mandatory Convertible Preferred Stock register. Notwithstanding the foregoing, payments due in respect of the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

(20). Headings. The headings of the subsections of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

(21). Rights of Holders. No person or entity, other than the person or entity in whose name a certificate representing the Mandatory Convertible Preferred Stock is registered, shall have any rights hereunder or with respect to the Mandatory Convertible Preferred Stock. The Corporation shall recognize the registered owner thereof as the sole owner for all purposes, and no other person or entity (other than the Corporation) shall have any benefit, right, claim or remedy hereunder.

(22). Notices. All notices or communications in respect of Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations or in the Certificate of Incorporation and by applicable law. Notwithstanding the foregoing, if the shares of Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices shall also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in Mandatory Convertible Preferred Stock.

(23). Withholding. Notwithstanding anything to the contrary, the Corporation or any agent of the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to any share of Mandatory Convertible Preferred Stock (or the delivery of shares of Common Stock and/or cash upon conversion of Mandatory Convertible Preferred Stock) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or delivery) under applicable tax law without liability therefor. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid (or delivered) to the applicable Holder. In the event the Corporation or any agent of the Corporation previously remitted any amounts to a governmental entity on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) or delivery with respect to any share of Mandatory Convertible Preferred Stock with respect to an applicable Holder, the Corporation and any such agent shall be entitled to offset any such amounts against any amounts otherwise payable or deliverable to the applicable holder hereunder or under any other instrument or agreement.

(24). No Preemptive Rights. The holders of shares of Mandatory Convertible Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s Capital Stock.

(25). Other Rights. The shares of Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned, its authorized signatory, this 19th day of April, 2021.

NISOURCE INC.

By:
Name:
Title:

EXHIBIT A

SERIES C MANDATORY CONVERTIBLE PREFERRED STOCK

Number: [__________]	[Initial][1] Number of Shares: [_______]

CUSIP NO.: 65473P 857

Series C Mandatory Convertible Preferred Stock

(par value $0.01 per share)

(liquidation preference $1,000 per share)

of

NISOURCE INC.

[INCLUDE FOR GLOBAL PREFERRED SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

IN THE EVENT OF A REMARKETING FAILURE (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS) THE MANDATORY CONVERTIBLE PREFERRED STOCK WILL BE AUTOMATICALLY TRANSFERRED TO THE CORPORATION AND CANCELLED FOR NO CONSIDERATION.]

[1]	Include for Global Preferred Shares.

NISOURCE INC., a Delaware corporation (the “Corporation”), hereby certifies that [ ]2[Cede & Co.]3, or registered assigns (the “Holder”) is the registered owner of [_______]4 [a number of]5 fully paid and non-assessable shares of Preferred Stock of the Corporation designated the “Series C Mandatory Convertible Preferred Stock,” par value $0.01 per share and liquidation preference $1,000 per share (the “Mandatory Convertible Preferred Stock”) [as set forth in Schedule A attached hereto]6. The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of Series C Mandatory Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations and the Purchase Contract and Pledge Agreement to a Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Reference is hereby made to select provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned this certificate, the shares of Mandatory Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[2]	Include for certificated shares.
[3]	Include for Global Preferred Shares.
[4]	Include for certificated shares.
[5]	Include for Global Preferred Shares.
[6]	Include for Global Preferred Shares.

IN WITNESS WHEREOF, the Corporation has executed this certificate as of the date set forth below.

NISOURCE INC.

By:
Name:
Title:

Dated:	[_____]

TRANSFER AGENT’S COUNTERSIGNATURE

This is one of the certificates representing shares of Mandatory Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

COMPUTERSHARE TRUST COMPANY, N.A., as Transfer Agent

By:
Name:
Title:

Dated: [_____]

REVERSE OF SECURITY

NISOURCE INC.

Series C Mandatory Convertible Preferred Stock

In connection with a Successful Remarketing, the Board of Directors, after consultation with the Remarketing Agent, may increase the Dividend Rate and/or increase the Minimum Conversion Rate, in each case pursuant to the Certificate of Designations. Following any Dividend Increase Remarketing, Holders of Mandatory Convertible Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends on each share of Mandatory Convertible Preferred Stock at the applicable Dividend Rate on the Liquidation Preference per share of the Mandatory Convertible Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election (subject to the limitations described in the Certificate of Designations).

Unless a Remarketing Failure occurs, the shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and according to the terms set forth in the Certificate of Designations. If a Remarketing Failure occurs, the Mandatory Convertible Preferred Stock that remains outstanding following December 1, 2023 will no longer be convertible and will be automatically transferred to the Corporation and cancelled.

The Corporation shall furnish to any Holder upon written request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation in so far as they have been fixed and determined.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: __________________

Signature: ______________________

(Sign exactly as your name appears on the other side of this Series C Mandatory Convertible Preferred Stock Certificate)

Signature Guarantee: _____________________7

[7]

Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert Series C Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _______ shares of Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), of NiSource Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). _____ (the “Mandatory Convertible Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), according to the conditions of the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. Holders that submit shares of Mandatory Convertible Preferred Stock during a Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right.

If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Mandatory Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion: __________________________________________

Number of shares of Mandatory Convertible Preferred Stock to be Converted: __________________________

Signature: __________________________________________________

Name: _____________________________________________________

Address:[8] __________________________________________________

Fax No.: ___________________________________________________

[8]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A9

NiSource Inc.

Global Preferred Share

Series C Mandatory Convertible Preferred Stock

The initial number of shares of Mandatory Convertible Preferred Stock represented by this Global Preferred Share shall be [______]. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar

[9]	Include for Global Preferred Shares.